Exhibit 1.1
                                ASSURE DATA, INC.
                             SUBSCRIPTION AGREEMENT

The undersigned hereby subscribes for __________________________ shares of common stock $0.001 par value per share (the "Shares"), of ASSURE DATA INC., a Nevada corporation (the "Company"), at a purchase price of $0.50 per share, for a total subscription of $_____________.

     1. To induce the Company to accept this subscription, the undersigned agrees to provide such information and to execute and deliver such documents as may be necessary to comply with any and all laws and ordinances to which the Company is subject.

     2. The undersigned represents and warrants to the Company that the undersigned is an accredited investor because one or more of the following statements (indicated by a check marked in the box opposite such statement) are true and correct with respect to the undersigned:

          [_] (i) The undersigned is a natural person whose individual net worth, or joint net worth with his or her spouse, exceeds $1,000,000.

          [_] (ii) The undersigned is a natural person who had an individual income in excess of $200,000, or $300,000 jointly with his or her spouse, in both 2001 and 2002 and who reasonably expects an income in excess of $200,000, if an individual, or $300,000 if jointly with his or her spouse, in the current year.

          [_] (iii)The undersigned is an institution that qualifies as an "accredited investor," as defined in Schedule I attached hereto.

          [_] (iv) The undersigned is a director, executive officer, of the general partner of the Company.

          [_]  (v)

                    The undersigned is a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring Shares, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii under the Securities Act of 1933, as amended ("Securities Act").

          [_] (vi) The undersigned is an entity in which all of the equity owners meet the criteria set forth under either (i) (ii)
                    (iii), (iv), or (v) above.

3.   The undersigned further represents and warrants to the Company as follows:

          (a) X111 information heretofore provided by the undersigned to the Company in connection with the offering of the Shares is true, complete, and correct in all respects as of the date hereof

          (b) No representations or warranties have been made to the undersigned by the Company or any officer, employee, shareholder, or representative of the Company, and in entering into this transaction the undersigned is not relying on any representation or warranty of any person;

          (c) The undersigned received or had access to all information that he, she, or it considers necessary or advisable to enable him, her, or it to make an informed decision concerning the Shares, and the undersigned has had an opportunity to ask questions of and receive answers from the Company or its designated representative concerning the terms and conditions of this investment, and all such questions, if any, have been answered to the full satisfaction of the undersigned;

          (d) The address set forth above in the Qualified Purchaser Questionnaire is the true and correct residence of the undersigned and he, she, or it has no present intention to become a resident of any other state or jurisdiction;

          (e) The undersigned understands that the Shares have not been registered for public sale under the Securities Act or the securities laws of any state, and further understands that the Shares have not been approved or disapproved by the Securities and Exchange Commission or any other federal or state agency',

          (f) The undersigned (if an individual) has adequate means of providing for his or her current needs and possible personal contingencies and he or she has no need for liquidity of his or her investment in the Shares;


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          (g) The undersigned either (i) has a pre-existing personal or business relationship with the Company or any of its officers, directors, or controlling persons; or (iii) has business or financial experience (or has retained the services of a professional advisor who is not affiliated with or compensated by the Company who has the requisite business or financial experience) such, that the undersigned is capable of protecting his or her own interests in connection with the proposed purchase of Shares [for purposes of this representation, the phrase "pre- existing personal or business relationship" includes any relationship consisting of personal or business contacts of a nature and duration such as would enable a reasonably prudent purchaser to be aware of the character, business acumen, and general financial circumstances of the person with whom such relationship exists];

          (h) The undersigned is acquiring the Shares for his, her, or its own account for investment purposes only and not with a present view to resell or distribute it, in whole or in part; and

               (1) The undersigned is aware of and fully understands each of the following:

                    (i) The Shares are a speculative investment and involves a substantial degree of risk that would result in the loss of his her, or its entire investment in the Company;

                    (ii) The Company Stock will not be; and investors in the Company have no rights to require that the Shares be, registered under the Securities Act. There is not public market for the Shares, it is unlikely that any public market for the Shares will develop, the undersigned will not be able to avail himself herself or itself of the provisions of Rule 144 adopted by the Securities and Exchange Commission to dispose of the Shares, and, unless registered or an exemption from registration is available, the Shares must be held for an indefinite period of time and the undersigned must bear the economic risk of the investment for such period. Accordingly, it may not be possible far the undersigned to liquidate his, her, or its investment in the Company; and

                    (iii) The certificates representing the Shares comprising the Shares may contain one or more legends on the obverse or reverse side thereof referencing the securities laws restrictions noted above and arty other restriction required by law or contractual obligation.

4. The undersigned acknowledges that he, she, or it understands the meaning and legal consequences of the representations and warranties contained in Paragraphs 2 and 3 above, and that the Company axed its officers, directors, employees, and agents have relied upon such representations and warranties, and tie, she, or it hereby agrees to indemnify and hold harmless the Company and its officers, directors, employees, and agents from and against any anal all loss, damage, or liability due to or arising out of a breach of any representation or warranty of the undersigned contained in this Subscription Agreement

5. Notwithstanding any of the representations, warranties, covenants, acknowledgments, or agreements made herein by the undersigned, the undersigned does not hereby or in any other manner waive any rights granted to him, her, or it under federal or state securities laws.

6. All representations, warranties, covenants, acknowledgments, and agreements contained in this Subscription Agreement, and the indemnification contained in Section 4 above, shall survive the acceptance of this Subscription Agreement by the Company.

7. The undersigned understands that this Subscription Agreement is not binding until the Company accepts it by executing this Subscription Agreement in the space provided below. The Company may elect either to accept or reject this Subscription Agreement in its sole and absolute discretion.

8. The undersigned understands that, prior to acceptance by the Company of this Subscription Agreement, the undersigned has the right to withdraw and cancel this Subscription Agreement without penalty ox obligation.

9. This Subscription Agreement is not transferable or assignable by the undersigned.

10.  THIS  SUBSCRIPTION   AGREEMENT  SHALL  BE  GOVERNED  BY  AND  CONSTRUED  IN
     ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO THE CHOICE OR CONFLICT OF LAWS RULES THEREOF OR OF ANY OTHER STATE.

THE FOREGOING REPRESENTATIONS AND WARRANTIES ARE AND SHALL BE TRUE AND CORRECT AS OF THE DATE HEREOF AND SHALL SURVIVE THE DELIVERY AND ACCEPTANCE HEREOF TO THE COMPANY.

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement this ____ day of ______________.


SUBSCRIBER:

INDIVIDUALS:

___________________________________________
Signature of Subscriber

___________________________________________
Printed or Typed Name

___________________________________________
*Signature of Spouse

___________________________________________
Printed or Typed Name



ALL OTHER ENTITIES:

___________________________________________
Name of Entity

___________________________________________
Signature of Authorized Person

___________________________________________
Printed or Typed Name





ACCEPTED this ___ day of___________________.

ASSURE DATA INC.

By:________________________________________
      Bob Lisle President & CEO

*Signature of spouse required only if subscriber or spouse is currently residing in one of the following states: Arizona, California, Idaho, Louisiana, Nevada, New Mexico, Nevada, Washington, or Wisconsin.

                                   SCHEDULE I


                       INSTITUTIONAL ACREDDITED INVESTORS


The following institutions constitute "accredited investors" for purposes of Paragraph 2(a)(iii) of the Subscription Agreement:

     (1) Any bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in
          Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended; any insurance Company as defined in Section 2(13) of the Securities Act; any investment Company registered under the Investment Company Act of 1940 or a business development Company as defined in
          Section 2(a)(48) of that Act; any Small Business Investment Company licensed by the US ,Small Business Investment Act of 1958, as amended; any employee benefit plan within, the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance Company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

     (2) Any private business development Company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940; or


     (3) Any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, corporation, Massachusetts or similar business trust, or Company, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000.